                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (Amendment No. )

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                                 LTX Corporation
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UNIVERSITY AVENUE
WESTWOOD, MASSACHUSETTS 02090

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

December 10, 2002

The Annual Meeting of Stockholders of LTX Corporation will be held at the Hilton at Dedham Place, Exit 14, Allied Drive off I-95 (Rt. 128), Dedham, Massachusetts on December 10, 2002, beginning at 4:00 p.m. local time, for the following purposes:

1.	To elect three members of the Board of Directors to serve for three-year terms as Class I Directors.

2.
To consider and act upon a proposal to amend the LTX Corporation 2001 Stock Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,425,000 shares from 2,350,000 to 4,775,000.

3.	To transact such other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on October 23, 2002 as the record date for the Annual Meeting. All holders of common stock of record at that time are entitled to vote at the meeting.

By Order of the Board

JOSEPH A. HEDAL, Clerk

November 8, 2002

Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States.

LTX CORPORATION

PROXY STATEMENT

November 8, 2002

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of LTX Corporation (“LTX” or the “Company”) of proxies for use at the Annual Meeting of Stockholders to be held on December 10, 2002, and any adjournments thereof (the “2002 Annual Meeting”). Shares as to which a proxy has been executed will be voted as specified in the proxy. A majority in interest of the outstanding shares represented at the meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not so included. A proxy may be revoked at any time by notice in writing received by the Clerk of the Company before it is voted, by executing a proxy with a later date or by attending and voting at the 2002 Annual Meeting.

Solicitation of proxies by mail is expected to commence on November 8, 2002, and the cost thereof will be borne by the Company. The Company has retained the services of Georgeson Shareholder, a proxy solicitation firm, to whom the Company will pay a fee of $9,000 plus reimbursement for mailing and out-of-pocket expenses. Copies of solicitation material will also be furnished to brokerage firms, fiduciaries and custodians to forward to their principals, and the Company will reimburse them for their reasonable expenses.

VOTING SECURITIES

The Company’s only issued and outstanding class of voting securities is its common stock, par value $0.05 per share. Each stockholder of record on October 23, 2002 is entitled to one vote for each share registered in such stockholder’s name. As of that date, there were 49,352,143 shares of common stock issued and outstanding.

CERTAIN STOCKHOLDERS

The following table sets forth, as of October 18, 2002, the amount and percentage of outstanding common stock of the Company beneficially owned by (i) each person known by the Company to beneficially own 5% of the Company’s outstanding common stock, (ii) each executive officer named in the Summary Compensation Table under the heading “Compensation of Executives” on page 6, (iii) each director and (iv) all directors and executive officers of the Company as a group, on the basis of information supplied to the Company.

Name and Address(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percent of Common Stock
Capital Guardian Trust Company	6,973,000	14.1%
FMR Corp.	6,622,780	13.4%
Gardner Lewis Asset Management, L.P.	2,128,821	4.3%
State of Wisconsin Investment Board	2,453,800	5.0%
Roger W. Blethen	1,146,336	2.3%
David G. Tacelli	241,251	*
Mark J. Gallenberger	120,570	*
David Brown	46,438	*
Samuel Rubinovitz	108,350	*
Roger J. Maggs	101,775	*
Robert J. Boehlke	83,725	*
Stephen M. Jennings	34,325	*
Robert E. Moore	33,775	*
Mark S. Ain	11,600	*
Richard S. Hill	10,500	*
All directors and executive officers as a group (11 persons)	1,935,575	3.8%

*	Less than 1%.

(1)
The address for Capital Guardian Trust Company is 1110 Santa Monica Boulevard, Los Angeles, California 90025. The address for FMR Corp is 82 Devonshire Street, Boston, Massachusetts 02109. The address for Gardner Lewis Asset Management, L.P. is 285 Wilmington, West Chester Pike, Chadds Ford, Pennsylvania 19317. The address for State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707.

(2)
Shares owned by Messrs. Blethen, Tacelli, Gallenberger, Brown, Rubinovitz, Maggs, Boehlke, Jennings, Moore, Ain and Hill and by all executive officers and directors as a group include 1,065,381 shares, 237,276 shares, 112,500 shares, 46,438 shares, 86,350 shares, 101,775 shares, 73,725 shares, 33,325 shares, 33,775 shares, 10,500 shares, 10,500 shares and 1,811,545 shares respectively, under options which are presently exercisable or become so within sixty days of October 18, 2002.

ITEM 1. ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The current Class I Directors are Mr. Richard S. Hill, Mr. Stephen M. Jennings and Mr. Robert E. Moore. The present term of office for the Class I Directors expires at the 2002 Annual Meeting. The nominees for election as Class I Directors are Messrs. Hill, Jennings and Moore. Mr. Hill was elected a Director by the Board of Directors in October 2001. Messrs. Jennings and Moore were each elected a Director at the Annual Meeting of Stockholders held in 1999. If re-elected, the Class I nominees will hold office until the Annual Meeting of Stockholders to be held in the year 2005.

Unless a proxy is marked to withhold authority for the election of any or all of the nominees for Class I Directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of all of the nominees for Class I Directors. If the proxy indicates that the stockholder wishes to withhold a vote from any Class I Director nominee, such instructions will be followed by the persons named in the proxy. Management has no reason to believe that any of the nominees will be unable to serve. In the event that a nominee should not be available, the persons named in the proxies will vote for the other nominees and may vote for a substitute for such nominee. The By-laws of the Company provide that a stockholder wishing to nominate a person to serve as a director of the Company must provide the Company with at least sixty days’ written notice in advance of an annual meeting, together with such information concerning the identity, background and experience of the nominee as the Board of Directors may require.

Set forth below is information for each of the nominees for Class I Directors to be elected at the 2002 Annual Meeting, and for each of the Class II Directors and Class III Directors who will continue to serve until the Annual Meetings of the Stockholders to be held in 2003 and 2004, respectively.

Nominees To Serve a Three-Year Term Expiring at the 2005 Annual Meeting (Class I Directors)

Name	Business Affiliations
Richard S. Hill
Mr. Hill, age 50, was elected a Director of the Company in October 2001. Mr. Hill is currently Chief Executive Officer of Novellus Systems, Inc., a position he has held since 1993. He has also been Chairman of the Board of Directors of Novellus since 1996. Between 1981 and 1993, Mr. Hill was employed by Tektronix, Inc., an electronics company, where he held a variety of management positions. Prior to joining Tektronix, Mr. Hill held engineering management positions at General Electric, Motorola, and Hughes Aircraft Company.

Stephen M. Jennings
Mr. Jennings, age 41, was elected a Director of the Company in 1997. Mr. Jennings has been a Director of Monitor Company, a strategy consulting firm, since 1996. From 1992 to 1996, he was a consultant to that company. Mr. Jennings is a director of Aspen Technology, Inc.

Robert E. Moore
Mr. Moore, age 64, has been a Director of the Company since 1989. Mr. Moore is currently President and Chairman of the Board of Reliable Power Meters, Inc., a company founded by him in 1992 which manufactures and sells power measurement instruments. He also was a founder of Basic Measuring Instruments, Inc., which manufactures and sells power measurement instruments. He served as a director of that company from 1982 until 1990 and as a Senior Vice President responsible for marketing and sales from 1985 until 1990.

Directors Serving a Three-Year Term Expiring at the 2003 Annual Meeting (Class II Directors)

Name	Business Affiliations
Roger W. Blethen
Mr. Blethen, age 51, has been a Director since 1980 and was appointed Chairman of the Board in December 2001. Mr. Blethen was appointed Chief Executive Officer of the Company in September 1996. Mr. Blethen was a President of the Company from 1994 to 1996 and a Senior Vice President of the Company from 1985 until 1994. Mr. Blethen was a founder of the Company and served in a number of senior management positions with the Company since its formation in 1976.

Robert J. Boehlke
Mr. Boehlke, age 61, was elected a Director of the Company in 1997. Mr. Boehlke was Executive Vice President and Chief Financial Officer of KLA-Tencor Corporation, a position he held from 1990 until his retirement in 2000. Between 1983 and 1990, he held a variety of management positions with that company. Prior to his employment by KLA-Tencor, Mr. Boehlke was a partner at the investment banking firm of Kidder, Peabody & Company, Inc. from 1971 until 1983. Mr. Boehlke is a director of Entegris, Inc., MEMC Electronic Materials, Inc. and DuPont Photomasks, Inc.

Roger J. Maggs
Mr. Maggs, age 56, was elected a Director of the Company in 1994. Mr. Maggs is currently Chairman of Celtic House Investment Partners, a private investment firm. Mr. Maggs was a Vice President of Alcan Aluminum Limited from 1986 until 1994.

Directors Serving a Three-Year Term Expiring at the 2004 Annual Meeting (Class III Directors)
Name	Business Affiliations
Mark S. Ain
Mr. Ain, age 59, was elected a Director of the Company in September 2001. Since founding Kronos Incorporated in 1977, Mr. Ain has held the position of Chairman and Chief Executive Officer. From 1974 to 1977, Mr. Ain was a consultant, specifically in strategic planning, product development, market research, and organizational development. Prior to that, he was employed by Digital Equipment Corporation both in product development and as Sales Training Director. Mr. Ain serves as a director of Park Electromechanical Corporation and KVH Industries, Inc.

Samuel Rubinovitz
Mr. Rubinovitz, age 72, was elected a Director of the Company in 1994 and served as Chairman of the Board from December 1997 to 2001. He was Executive Vice President of EG&G, Inc., responsible for the aerospace, optoelectronics and instrument product groups from 1989 until his retirement in 1994. He is a director of Richardson Electronics, Ltd. and Kronos Incorporated.

Recommended Vote

The affirmative vote of the holders of a plurality of the Company’s outstanding common stock present in person or by proxy and voting at the 2002 Annual Meeting is required to elect the Class I Directors. The Board of Directors recommends you vote “FOR” the election of its nominees for Class I Directors.

Compensation of Directors

Directors who are not employees of the Company receive a retainer of $12,000 per year, payable on a quarterly basis, a fee of $1,000 for each directors’ meeting attended and a fee of $1,000 for attendance at each meeting of a committee approved by the Board of Directors. Directors are also reimbursed for travel expenses for attending meetings. In addition, directors who are not employees of the Company receive an option to purchase 20,000 shares on the date first elected to the Board, 8,000 additional shares in each year served as a member of the Board, 3,000 additional shares in each year served as chairman of a committee of the Board and 1,500 additional shares in each year served as a member of a committee of the Board. All of such options have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Employee directors receive no separate, additional compensation or options for their services as directors.

Board of Directors’ Meetings and Committees

The Board of Directors of the Company held five meetings during the fiscal year ended July 31, 2002, and took other actions by unanimous consent of the Board of Directors. All directors attended at least 75% of the meetings of the Board and of the committees of the Board on which they respectively served. The Board has a standing Compensation Committee which meets periodically and met five times during the fiscal year ended July 31, 2002. The Compensation Committee determines the compensation of all executive officers of the Company and recommends the compensation policies for other officers and employees. The members of the Compensation Committee are Messrs. Ain, Jennings and Rubinovitz. The Board has a standing Audit Committee which meets periodically and met nine times during the fiscal year ended July 31, 2002. The Audit Committee reviews and makes recommendations to the Board of Directors with respect to the accounting and financial functions of the Company, including the appointment of the Company’s independent auditors. The members of the Audit

Committee are Messrs. Boehlke, Hill and Maggs. The Board has a standing Strategic Planning Committee which meets periodically and met two times during the fiscal year ended July 31, 2002. The Strategic Planning Committee is responsible for developing and reviewing long-term strategic plans for the Company. The members of the Strategic Planning Committee are Messrs. Ain, Blethen, Boehlke, Hill, Jennings, Maggs, Moore and Rubinovitz. The Board has a standing Directors’ Affairs Committee which meets periodically and met one time during the fiscal year ended July 31, 2002. The Directors’ Affairs Committee is responsible for review of the make-up of the Board, proposals for new candidates to be members of the Board and review of compensation of directors. The members of the Directors’ Affairs Committee are Messrs. Ain, Boehlke, Hill, Jennings, Maggs, Moore and Rubinovitz.

Executive Officers of the Company

The executive officers of the Company, as of October 18, 2002, are as follows:

Executive Officer	Age	Position
Roger W. Blethen	51	Chairman of the Board and Chief Executive Officer
David G. Tacelli	43	President and Chief Operating Officer
Mark J. Gallenberger	38	Vice President, Chief Financial Officer and Treasurer
David Brown	44	Vice President, Worldwide Sales

Executive officers are appointed by and serve at the discretion of the Board of Directors of the Company.

Roger W. Blethen was appointed Chief Executive Officer of the Company in September 1996 and Chairman of the Board in December 2001. Mr. Blethen has been a Director of the Company since 1980. Mr. Blethen was a President of the Company from 1994 to 1996 and a Senior Vice President of the Company from 1985 until 1994. Mr. Blethen was a founder of LTX and has served in a number of senior management positions with the Company since its formation in 1976.

David G. Tacelli was appointed President and Chief Operating Officer in May 2002. Prior to that, he was Executive Vice President from December 1999 to May 2002. He was Chief Financial Officer and Treasurer from December 1998 to October 2000. Prior to that, Mr. Tacelli was Vice President, Operations from 1996 to 1998. Mr. Tacelli’s previous responsibilities at LTX included Director of Manufacturing of the Mixed Signal Division, a position he held from 1994 to 1996. From 1992 to 1994, he was Director of Customer Service. He served as Controller and Business Manager for Operations from 1990 to 1992 and was Controller for Sales and Support from 1989 to 1990. Prior to joining LTX, Mr. Tacelli was employed by Texas Instruments for seven years in various management positions.

Mark J. Gallenberger was appointed Vice President, Chief Financial Officer and Treasurer in October 2000. Prior to joining LTX, Mr. Gallenberger was a Vice President with Ernst & Young’s consulting practice. During his six years with Ernst & Young, Mr. Gallenberger established the Deals & Acquisitions Group, where he was involved in numerous domestic and international strategic acquisitions, joint ventures, alliances and equity investments. Mr. Gallenberger holds an MBA from Northwestern University’s Kellogg Graduate School of Management and a Bachelor of Science degree in electrical engineering from Rochester Institute of Technology. Prior to joining Ernst & Young, Mr. Gallenberger served in several technical and management positions within Digital Equipment Corporation’s semiconductor products group.

David Brown was appointed Vice President, Worldwide Sales in March 2002. From March 2000 to March 2002, he served as Vice President, Europe and Asia Sales based in Singapore and from June 1998 to March 2000, he was General Manager, LTX Europe. Prior to that, Mr. Brown was responsible for European Sales from 1995 to 1998 and marketing in Europe and Asia from 1990 to 1995. From 1983 to 1990, Mr. Brown served in various sales, marketing and engineering positions with LTX.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth certain information with respect to the annual and long term compensation of the Company’s Chief Executive Officer and the other executive officers of the Company who were serving as executive officers at the end of fiscal 2002 (such executive officers are sometimes collectively referred to herein as the “named executive officers”):

		Annual Compensation
						Long Term Compensation
Name and Principal Position	Year	Salary		Bonus(4)	Other Annual Compensation(5)	Options Granted(#)	All Other Compensation(6)
Roger W. Blethen	2002	$450,000	(1)	0	0	300,000	$1,344
Chairman of the Board	2001	450,000		112,500	0	315,000	11,427
and Chief Executive Officer	2000	450,000		567,000	0	0	13,365

David G. Tacelli	2002	300,000	(1)	0	0	125,000	363
President and Chief	2001	300,000		43,750	0	180,000	10,450
Operating Officer	2000	210,050		251,250	0	0	10,883

Mark J. Gallenberger	2002	300,000	(1)	0	0	100,000	300
Vice President, Chief	2001	229,167	(2)	200,000	0	175,000	7,633
Financial Officer and	2000	—		—	—	—	—
Treasurer
David Brown	2002	140,000		95,858	0	20,000	0
Vice President,	2001	—		—	—	—	—
Worldwide Sales(3)	2000	—		—	—	—	—

(1)
For fiscal year 2002, of the amounts above reported for salary, Mr. Blethen, Mr. Tacelli and Mr. Gallenberger deferred salary of $185,625, $35,000 and $71,250, respectively, pursuant to a deferred compensation plan.

(2)	Mr. Gallenberger joined the Company in October 2000.

(3)	Mr. Brown was appointed Vice President, Worldwide Sales in March 2002.

(4)
Mr. Brown’s bonus for fiscal year 2002 consisted of incentive compensation under the Company’s sales commission plan. For fiscal year 2001, Mr. Gallenberger deferred $49,725 pursuant to a deferred compensation plan. A total of $100,000 of Mr. Gallenberger’s bonus was part of the compensation package agreed to by the Company prior to his joining LTX. Amounts shown under “Bonus” for fiscal year 2000 includes a bonus of $150,000 for Mr. Blethen and a bonus of $51,250 for Mr. Tacelli paid in fiscal year 2000 based on the Company’s performance in the second half of fiscal 1999 and the first quarter of fiscal 2000.

(5)
Amounts shown under “Other Annual Compensation” column exclude perquisites if the aggregate amount of the named executive officer’s perquisites was less than the lesser of $50,000 or 10% of such officer’s salary plus bonus.

(6)	Amounts shown under “All Other Compensation” column represent taxable amounts in respect of life insurance and, for fiscal years 2000 and 2001, 401(k) plan matching contributions made by the Company.

Option Grants in Last Fiscal Year

The following table sets forth certain information regarding options granted during the fiscal year ended July 31, 2002 by the Company to each of the named executive officers:

	Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(B)
	Options Granted(A)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	5%	10%
Name
Roger W. Blethen	300,000	14.9%	$10.85	9/21/11	$2,047,052	$5,187,632
David G. Tacelli	125,000	6.2%	$10.85	9/21/11	852,938	2,161,513
Mark J. Gallenberger	100,000	5.0%	$10.85	9/21/11	682,351	1,729,211
David Brown	20,000	1.0%	$10.85	9/21/11	136,351	345,842

(A)	These options become exercisable in four installments of twenty five percent commencing one year from the grant date.

(B)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% to 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock appreciation exercises will depend on the future performance of the common stock and the date on which the options are exercised.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth the aggregate dollar value of all options exercised during the fiscal year ended July 31, 2002 and the total number of unexercised options held on July 31, 2002, by each of the named executive officers:

			Number of Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(A)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Roger W. Blethen	83,000	$1,776,644	911,631	597,500	$1,931,977	$360,763
David G. Tacelli	43,278	971,558	161,026	270,000	116,907	—
Mark J. Gallenberger	—	—	43,750	231,250	—	—
David Brown	5,000	47,343	36,438	35,000	75,339	—

(A)
The closing price for the Company’s common stock as reported by the Nasdaq National Market on July 31, 2002, the last business day of fiscal 2002, was $9.82. Value is calculated on the basis of the difference between the option exercise price and $9.82 multiplied by the number of shares of common stock underlying the option.

Employment Contracts and Change in Control Arrangements

The Company has entered into change of control employment agreements with each of the named executive officers and with six other officers. The change of control employment agreements have three year terms, which terms extend for one year upon each anniversary unless a notice not to extend is given by the Company. If a Change of Control (as defined in the agreements) occurs during the term of an agreement, then the agreements become operative for a fixed three year period. The agreements provide generally that the executive’s terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the three year period after a Change of Control of the Company. If the Company terminates the executive’s employment (other than for cause, death or disability) or if the executive terminates for good reason during such three year period or for any reason during the 30 day period following the first anniversary of the Change of Control (or upon certain terminations prior to a Change of Control or in connection with or in anticipation of a Change of Control), the executive is generally entitled to receive (i) three times in the case of the Chief Executive Officer, and two times in the case of the other officers (a) the executive’s annual base salary plus (b) the executive’s annual bonus amount (as defined in the agreement), (ii) accrued but unpaid compensation for the period before the date of termination, (iii) continued welfare benefits for three years in the case of the Chief Executive Officer and for two years in the case of the other officers, and (iv) outplacement services. In addition, the executive is entitled to receive an additional payment, if any, in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code of 1986, as amended.

Options granted to the named executive officers contain provisions pursuant to which, under certain circumstances, they become fully vested and immediately exercisable upon a “change of control event” as defined in such options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors consists of three directors who are not employees of the Company. The Committee met five times during the fiscal year ended July 31, 2002. The Compensation Committee is responsible for establishing compensation policies with respect to all executive officers of the Company and determining on an annual basis the compensation of these individuals.

The Compensation Committee has identified three principal goals for its work on behalf of the Company:

1.	Insure appropriate linkage between executive compensation and creation of stockholder value.

2.	Insure that the total compensation program can attract, motivate and retain executives with outstanding abilities.

3.	Determine the competitiveness of current cash and equity incentive opportunities.

In order to fulfill these goals, the Committee has reviewed various salary surveys conducted by consultants as well as proxy statements from other companies in the semiconductor industry.

Executive Bonus Plan

The Compensation Committee adopted an Executive Bonus Plan for fiscal 2002 after reviewing the Company’s business and financial position entering the year and the business plan for the year. The Executive Bonus Plan provides for an annual cash bonus based upon net income goals set at the beginning of the year, as well as upon the achievement of individual goals. Specific participation percentages for each executive officer were established with reference to the officer’s area and scope of responsibility within the Company. The Vice President of Worldwide Sales receives incentive compensation under the Company’s sales commission plan.

Chief Executive Officer’s Compensation

The Compensation Committee determined that it was appropriate to maintain Mr. Blethen’s base salary at the level set by the Committee since fiscal year 1998, and that any additional increase in total compensation should be derived from Mr. Blethen’s participation in the Executive Bonus Plan and from stock options. The decisions made with respect to the fiscal 2002 compensation of the Chief Executive Officer were intended to continue the Company’s philosophy of aligning the interests of the Chief Executive Officer with the interests of the Company and its stockholders. The Company did not achieve its financial performance targets in fiscal 2002 and therefore did not pay a cash bonus based on net income. Although the Chief Executive Officer achieved certain individual goals established by the Compensation Committee, the Committee determined that, given the financial performance of the Company, no cash bonus be paid to the Chief Executive Officer for fiscal 2002.

Compensation of Other Executive Officers

The Committee determined the appropriate portion of each other executive officer’s total potential cash compensation to be contingent upon performance and payable under the Executive Bonus Plan which was in effect for fiscal 2002. The Company did not achieve its financial performance targets in fiscal 2002 and, therefore, did not pay cash bonuses based on net income. The Vice President of Worldwide Sales was paid commissions for sales made in fiscal 2002. Although the President and the Chief Financial Officer achieved certain individual goals in fiscal 2002, the Committee determined that, given the financial performance of the Company, no cash bonus be paid for fiscal 2002. The compensation package offered to the Chief Financial Officer in connection with his joining the Company in October 2000 included an acceptance bonus of $100,000 and a guaranteed bonus under the Executive Variable Bonus Plan of $100,000. The Committee set base salaries with reference to both the base salary of the Chief Executive Officer and the salaries of officers with comparable responsibilities in comparable companies.

Equity Arrangements

The Company maintains three stock option plans and one employee stock purchase plan. Each executive officer is eligible for stock option grants under one of the stock option plans. In determining the size of grants to be made to executive officers, the Committee seeks to implement its stated goal that there be appropriate linkage between executive compensation and the creation of stockholder value. If executive officers are able to increase the market capitalization of the Company, their stock options will achieve significant value and the stockholders will benefit generally. There is no fixed ratio between Company performance and size of grants or between base salary and size of grants.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation’s executive officers. The Committee believes that any compensation deemed paid to an executive officer when he or she exercises an outstanding option granted under that Plan with an exercise price equal to the fair market value of the option share on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Otherwise, it is not expected that the compensation to be paid to the Company’s executive officers for fiscal 2002 will exceed the $1 million limit per officer.

Stephen M. Jennings
Mark S. Ain
Samuel Rubinovitz

Stock Performance Chart

The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company’s common stock during the five years ended July 31, 2002 with the total return on the Standard & Poor’s 500 Composite Index and the Standard & Poor’s High Technology Composite Index. The comparison assumes $100 was invested on July 31, 1997 in the Company’s common stock and in each of the foregoing indices and assumes reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG LTX CORPORATION, THE S & P 500 INDEX
AND THE S & P TECHNOLOGY SECTOR INDEX

Compensation Plans

The following table shows information relating to the Company’s compensation plans as of July 31, 2002:

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise Price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans plans (excluding securities in first column)
Equity compensation plans approved by security holders	6,557,742	$12.00	1,748,032

Equity compensation plans not approved by security holders	N/A	N/A	N/A

The Company also has an employee stock purchase plan which is intended to qualify as such under Section 423 of the Internal Revenue Code. As of July 31, 2002, 828,853 shares remain available for issuance under the plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company’s directors and certain of its officers and persons holding more than ten percent of the Company’s common stock are required to report their ownership of the common stock and any changes in such ownership to the Securities and Exchange Commission and the Company. Based on the Company’s review of copies of such reports, no untimely reports were made during the fiscal year ended July 31, 2002 except for one report that, due to an administrative error, did not completely report all of Roger W. Blethen’s transactions for December 2001. The report did not include the exercise of a stock option relating to 10,000 shares and a sale of 10,000 shares of common stock by Mr. Blethen. An amended report was filed the following month.

ITEM 2. PROPOSAL TO AMEND THE LTX CORPORATION
2001 STOCK PLAN

The Board of Directors adopted an amendment to the LTX Corporation 2001 Stock Plan (as amended, the “2001 Plan”), subject to approval by the stockholders, to increase the number of shares of common stock reserved for issuance thereunder by 2,425,000 shares from 2,350,000 to 4,775,000 shares. The following is a summary of the material provisions of the 2001 Plan but is qualified in its entirety by reference to the 2001 Plan, as a copy of which is included as Appendix A to this Proxy Statement.

The 2001 Plan is intended to advance the interests of the Company and its stockholders by improving the Company’s ability to attract and retain qualified individuals who are in a position to contribute to the management and growth of the Company and its subsidiaries and to provide incentives for such individuals to contribute to the Company’s future success. The Company also maintains the LTX Corporation 1999 Stock Plan (the “1999 Plan”). As of July 31, 2002, 284,100 shares remain available for grant under the 1999 Plan. The 2001 Plan was established with substantially the same terms as the 1999 Plan except that the exercise of all options under the 2001 Plan cannot be “repriced” without approval of LTX’s stockholders (obtained in accordance with applicable law).

The 2001 Plan provides that the Company may grant options and awards of Restricted Shares (as defined below) for not more than 2,350,000 shares of its common stock, subject to increase or decrease in the event of subsequent stock splits or other capital changes. If the amendment to the 2001 Stock Plan is approved, the maximum number of shares available for option grants and awards of Restricted Shares will be increased to 4,775,000 shares. In the event that any option expires or terminates for any reason without being exercised in full, the unpurchased shares covered thereby will be available for reoffering under the 2001 Plan. Options and Restricted Share awards under the 2001 plan may be granted on or after September 12, 2001 but not later than

September 12, 2011. As of October 31, 2002, 47,400 shares of common stock remain subject to further grant under the 2001 Plan.

The 2001 Plan is administered by the Board of Directors of the Company or by a committee composed of members of the Board (the Board of Directors or any such committee being hereinafter referred to as the “Committee”). The Committee has complete authority, subject to the limitations described in the 2001 Plan, to determine which eligible employees will be granted options or Restricted Share awards, the time at which options will be granted, the number of shares covered by each option and the option period.

An option or Restricted Share award under the 2001 Plan may be granted only to an employee, director or consultant of the Company or its subsidiaries. The Company may award shares of common stock to an employee, director or consultant of the Company or its subsidiaries, subject to provisions affecting retention and transferability (the “Restricted Shares”). Each option and Restricted Share award under the 2001 Plan will be evidenced by a written agreement in such form as may be approved by the Committee. The Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until satisfaction of the conditions specified by the Committee. All rights with respect to Restricted Shares are available only to the recipient during his or her lifetime. Recipients holding Restricted Shares may exercise full voting rights with respect to such shares and will receive such cash dividends paid with respect to the Restricted Shares as may be declared while they are so held.

The aggregate fair market value of common stock for which incentive options held by any participant may first become exercisable in any calendar year (determined as of the time the incentive option is granted) shall not exceed $100,000. No optionee may receive incentive stock options covering more than 500,000 shares in any fiscal year. The exercise price under each incentive option granted pursuant to the 2001 Plan shall not be less than 100% of the fair market value of the common stock on the date of grant. The exercise price of each nonstatutory option in not so limited.

The 2001 Plan provides that each director who is not an employee of the Company will receive options to purchase 20,000 shares of the Company’s common stock on the date first elected to the Board, and, at each Annual Meeting, 8,000 additional shares in each year served as a member of the Board, 3,000 additional shares in each year served as a chairman of a committee of the Board and 1,500 additional shares in each year served as a member of a committee of the Board. Each such option will have a fair market value exercise price and will be exercisable, cumulatively, to the extent of twenty percent of the option shares on the first anniversary date of the grant of the option, thirty-five percent of the option shares on the second anniversary date of the option grant and forty-five percent of the option shares on the third anniversary date of the option grant. In the event any director standing for re-election is not re-elected to the Board, all of such director’s unexercisable option shares will become exercisable immediately. The provisions of the 2001 Plan relating to directors who are not employees of the Company cannot be amended more than once every six months, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder.

Each option will be exercisable in one or more installments at the time provided in the option agreement, except that no incentive option may be exercised later than 10 years from the date of its grant. Each incentive option will provide that the option will become immediately exercisable in full in the event of a change of control. Options granted under the 2001 Plan are not transferable other than by the optionee. All rights to purchase shares will cease to accrue upon the death, disability or other termination of employment of an optionee, and any accrued rights not then exercised are exercisable within certain time periods depending on the nature of the termination.

The 2001 Plan is intended to qualify as an “incentive stock option plan” within the meaning of Section 422 of the Internal Revenue Code of 1986, but not all options granted under the 2001 Plan are required to be incentive options. Under the applicable Code provisions, an employee will recognize no income subject to federal income taxation upon either the grant or exercise of an incentive option under the 2001 Plan, and the Company will not be entitled to a deduction for federal income tax purposes as a result of the grant or exercise of any incentive option. Generally, if an optionee disposes of the incentive option shares more than two years after the date of option was granted and more than one year after the exercise of the option, the gain or loss on a sale of the incentive option shares, equal to the difference between the sales price and the option exercise price, will be treated as capital gain or loss. In that case, the Company will not be entitled to a deduction at the time the optionee sells the option shares. If the optionee sells the incentive option shares within two years after the date the option is granted or within one year after the date the option is exercised, the optionee will generally be taxed on an ordinary income basis on the sale of the shares in an amount equal to the difference between the fair market value at exercise and the incentive option exercise price. The Company will be allowed a deduction at that time in an amount equal to the ordinary income realized by the employee. In addition, some holders of options may be subject to a minimum tax upon exercise of those options. No taxable income will be recognized by an individual upon the grant of a nonstatutory option under the 2001 Plan. Upon the exercise of the nonstatutory option, however, the amount, if any, by which the fair market value of the shares at exercise exceeds the option exercise price will be treated as ordinary income to the individual in the year of exercise. In that case, the Company will be allowed an income tax deduction in an amount equal to the amount the individual recognizes as ordinary income.

Recommended Vote

An affirmative vote of a majority of the Company’s common stock present in person or by proxy and voting at the 2002 Annual Meeting is necessary to approve the amendment to the LTX Corporation 2001 Stock Plan. The Board of Directors recommends that you vote “FOR” this proposal.

INFORMATION CONCERNING AUDITORS

Relationship with Independent Public Accountants

Ernst & Young LLP has been selected by the Board of Directors as independent public accountants to audit the financial statements of the Company for the 2003 fiscal year. Representatives of Ernst & Young LLP are expected to be at the 2002 Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

On March 28, 2002, the Board of Directors of the Company adopted the recommendation of its Audit Committee that Arthur Andersen LLP be replaced as LTX’s independent public accountants and engaged Ernst and Young LLP to service as LTX’s independent public accounts for its fiscal year ended July 31, 2002. The Company filed a Current Report on Form 8-K reporting this change on April 3, 2002.

The audit reports of Arthur Andersen on the consolidated financial statements of LTX for the two fiscal years ended July 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During LTX’s two most recent fiscal years, and through the date of the Form 8-K, there were no disagreements between LTX and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their reports. None of the reportable events described under Item 304 (a) (1) (v) of Regulation S-K occurred within LTX’s two most resent fiscal years and through the date of the Form 8-K.

LTX provided Arthur Andersen with a copy of the foregoing disclosures. By letter dated April 3, 2002, Arthur Andersen stated its agreement with such statements.

During LTX’s two most recent fiscal years and through the date of the Form 8-K, LTX did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304 (a) (2) (i) and (ii) of Regulation S-K.

Fiscal 2002 Audit Firm Fee Summary

During fiscal 2002, the Company retained Ernst & Young LLP and Arthur Andersen LLP to provide services in the following categories and amounts:

Audit Fees

Ernst & Young LLP billed the Company an aggregate of $201,000 in fees for professional services rendered in connection with the audit of the Company’s financial statements for the most recent fiscal year and the reviews of the financial statements included in certain of the Company’s Quarterly Reports on Form 10-Q during the fiscal year ended July 31, 2002. Arthur Andersen LLP billed the Company an aggregate of $42,500 in fees for professional services rendered in connection with the reviews of the financial statements included in certain of the Company’s Quarterly Reports or 10-Q during the fiscal year ended July 31, 2002.

Financial Information Systems Design and Implementation Fees

The Company did not engage either Ernst & Young LLP or Arthur Andersen LLP for professional services relating to financial information systems design and implementation for the fiscal year ended July 31, 2002.

All Other Fees

Ernst & Young LLP billed the Company an aggregate of $93,927 and Arthur Andersen LLP billed the Company an aggregate of $146,250 in fees for other services rendered to the Company and its affiliates for the fiscal year ended July 31, 2002, related to statutory audits, registration statements, and tax compliance and consulting.

Audit Committee Report

The Audit Committee of the Board of Directors consists of Robert J. Boehlke, Richard S. Hill and Roger J. Maggs. The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities to its stockholders and to the investment community. All members of the Audit Committee are “independent” under current standards established by the NASD. A copy of the Audit Committee charter is included as Appendix B to this Proxy Statement.

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended July 31, 2002 with the Company’s management and Ernst & Young LLP. The Audit Committee also discussed with Ernst & Young LLP matters required to be discussed by AICPA SAS 61.

In addition, the Audit Committee discussed with the independent auditors the auditor’s independence from management and the Company, including the matters in the written disclosures required by the Independent Standards Board, and considered the compatibility of non-audit services with the auditors’ independence. The Audit Committee believes that the non-audit services are compatible with such independence.

The Audit Committee also discussed with the independent auditors the overall quality of the Company’s financial reporting and their evaluation of the Company’s internal control systems.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2002 for filing with the Securities and Exchange Commission.

Robert J. Boehlke
Richard S. Hill
Roger J. Maggs

STOCKHOLDER PROPOSALS

Stockholder proposals to be submitted for vote at the 2003 Annual Meeting pursuant to Rule 14a-8 promulgated under the Exchange Act must be delivered to the Company on or before July 10, 2003. In order to minimize controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail—Return Receipt Requested. If a proponent fails to notify the Company by September 23, 2003 of a non-Rule 14a-8 shareholder proposal which such proponent intends to submit at the Company’s 2003 Annual Meeting, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote on such matter.

CERTAIN TRANSACTIONS

The landlord of the Company’s facility in San Jose, California is Novellus Systems, Inc., who has been landlord of the facility since 1997. Richard S. Hill, a Director of the Company, is Chief Executive Officer of Novellus. The Company has been a tenant in this facility for approximately 20 years and believes that the rent is as favorable as could be obtained from an independent third party landlord.

OTHER MATTERS

As of this date, management knows of no business which may properly come before the 2002 Annual Meeting other than that stated in the Notice of Meeting accompanying this Proxy Statement. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons voting them.

ANNUAL REPORT ON FORM 10-K

Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2002 as filed with the Securities and Exchange Commission are available to stockholders without charge upon written request addressed to Investor Relations, LTX Corporation, University Avenue, Westwood, Massachusetts 02090.

JOSEPH A. HEDAL, Clerk

Appendix A

LTX CORPORATION
2001 STOCK PLAN

1.        Definitions.  As used in this 2001 Stock Plan, the following terms shall have the following meanings:

1.1	Board means the Company’s Board of Directors.

1.2	Code means the Federal Internal Revenue Code of 1986, as amended.

1.3	Company means LTX Corporation.

1.4	Fair Market Value means the value of a share of Stock of the Company on any date, as determined by the Board.

1.5	Grant Date means the date on which an Option or Restricted Share award is granted, as specified in Section 7.

1.6	Incentive Option means an Option intended to be an incentive stock option with the meaning of Section 422 of the Code.

1.7	Market Value means, as of a particular date, the closing price of the Stock on the NASDAQ National Market on that date.

1.8	Nonstatutory Option means any option that is not an Incentive Option.

1.9	Officer means any person who has been identified by the Board as an “officer” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

1.10	Option means an option to purchase shares of the stock granted under the Plan.

1.11	Option Agreement means an agreement between the Company and an Recipient, setting forth the terms and conditions of an Option.

1.12	Option Price means the price paid by an Recipient for an Option Share under this Plan.

1.13	Option Share means any share of Stock of the Company transferred to an Recipient upon exercise of an Option pursuant to this Plan.

1.14	Plan means this 2001 Stock Plan of the Company, as amended.

1.15	Recipient means a person eligible to receive an Option or award, as provided in Section 6, to whom an Option or award shall have been granted under the Plan.

1.16	Restricted Share means a share of the Stock awarded to a Recipient, but subject to provisions affecting retention and transferability.

1.17	Stock means common stock, par value $ 0.05 per share, of the Company.

1.18	Vesting Year for any portion of any Option means the calendar year in which that portion of the Option first becomes exercisable.

2.        Purpose.  This 2001 Stock Plan is intended to advance the interests of the Company and its stockholders by improving the Company’s ability to attract and retain qualified individuals who are in a position to contribute to the management and growth of the Company and its subsidiaries and to provide additional incentive for such individuals to contribute to the Company’s future success. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Options granted hereunder are required to be Incentive Options.

3.        Term of the Plan.  Options and Restricted Share awards under the Plan may be granted on or after September 12, 2001, but not later than September 12, 2011.

4.        Stock Subject to the Plan.  Subject to the provisions of Section 14 of the Plan, the number of shares of the Stock attributable to the exercise of Options granted under the Plan plus the number of shares then issuable upon exercise of outstanding options granted under the Plan plus the number of Restricted Shares awarded under the Plan shall at no time exceed 2,350,000 shares. Shares to be issued upon the exercise of Options granted under the Plan and Restricted Shares may be either authorized but unissued shares or shares held by the Company in its treasury. If any Option expires or terminates for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for Options thereafter to be granted. Each Director who is not an employee of the Company or a subsidiary thereof shall receive a Nonstatutory Option to purchase 20,000 shares of Common Stock on the date on which he or she is first elected to the Board of Directors of the Company and an additional Nonstatutory Option to purchase 8,000 shares of Common Stock on the date of each annual meeting at which he or she is re-elected or after which he continues to serve as a Director. Each Director who is not an employee of the Company or a subsidiary thereof shall also receive a Nonstatutory Option to purchase 3,000 shares of Common Stock in each year served as a chairman of a Committee of the Board of Directors and a Nonstatutory Option to purchase 1,500 shares of Common Stock in each year served as a member of a Committee of the Board of Directors, such options to be issued on the date the Committees are established annually by the Board of Directors. Each Option granted to a Director under this Section 4 shall have a Fair Market Value exercise price per share and shall be exercisable, cumulatively, to the extent of twenty percent of the stock covered thereby on the first anniversary date of the grant of the Option, thirty-five percent of the stock covered thereby on the second anniversary date of the grant of the Option and forty-five percent of the stock covered thereby on the third anniversary date of the grant of the Option. In the event any Director standing for re-election is not re-elected to the Board of Directors at any meeting or upon the retirement of a Director, all of such Director’s unexercisable Options granted prior to the date of that meeting will become exercisable immediately.

5.        Administration.  The Plan shall be administered by the Board of Directors of the Company or by a committee composed of members of the Board (the Board of Directors or any such committee being hereinafter referred to as the “Committee”). With respect to directors and Officers eligible to receive Options or Restricted Shares under this Plan, the Plan shall be administered by a special committee (the “Special Committee”) of the Board of Directors of the Company all of whom are “Non-Employee Directors” as defined in Rule 16b-3(b)(2)(i) under Section 16 of the Securities Exchange Act of 1934 and “outside directors” as defined in Section 162(m) of the Code. Only the Special Committee may grant Options to directors and Officers eligible to receive Options under this Plan. Subject to the provisions of the Plan, the Committee or the Special Committee, as the case may be, shall have complete authority, in its discretion, to make the following determinations with respect to each Option to be granted by the Company and all Restricted Shares to be awarded by the Company: (a) the employee, director or consultant to receive the Option or award; (b) the time of granting the Option or award; (c) the number of shares subject thereto; (d) the Option Price; (e) the Option period; and (f) the restrictions. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, directors and consultants their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements or awards (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations on the matters referred to in this Section 5 shall be conclusive.

Notwithstanding the foregoing, the Committee shall not, without approval by the holders of a majority of the voting capital stock of the Company voting on the issue, (a) amend any Option to reduce the Option Price except as appropriate to reflect a stock split, stock dividend or other capital change, (b) grant any Option conditioned, directly or indirectly, upon the surrender of a prior Option, or (c) grant any Option to any Optionee who shall have surrendered an Option less than six months and one day before the grant of the new Option.

6.        Eligibility. An Option or award may be granted only to an employee, director, or consultant of one or more of the Company and its subsidiaries. A Director of one or more of the Company and its subsidiaries who is not also an employee of one or more of the Company and its subsidiaries shall not be eligible to receive an Incentive Option. Any person who, within the meaning of Section 422(b)(6) of the Code, is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporations) shall not be eligible to receive an Option. In any given fiscal year, no Recipient may receive Options or awards or both covering more than 500,000 shares of Stock (such number of shares to be adjusted in accordance with Section 14).

7.        Time of Granting Options.  The granting of an Option or an award shall take place at the time specified by the Committee. Only if expressly so provided by the Committee, shall the Grant Date be the date on which an Option Agreement or Restricted Share award shall have been duly executed and delivered by the Company and the Recipient.

8.        Option Price.  The Option Price under each Incentive Option shall be not less than 100% of the Fair Market Value of Stock on the Grant Date; the Option Price under each Nonstatutory Option shall not be so limited.

9.        Option Period.  No Incentive Option may be exercised later than the tenth anniversary of the Grant Date. The period during which a Nonstatutory Option may be exercised shall not be so limited. An Option may become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may accelerate the exercisability of such Option in whole or in part at any time, provided the acceleration of the exercisability of any Incentive Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code.

10.        Limit on Incentive Option Characterization.  No Incentive Option shall be considered an Incentive Option to the extent pursuant to its terms it would permit the Recipient to purchase for the first time in any Vesting Year more than the number of shares of Stock calculated by dividing the current limit by the Fair Market Value on the Grant Date. The current limit for any Recipient for any Vesting Year shall be $100,000 minus the aggregate Fair Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in such Vesting Year under each other Incentive Option granted to the Recipient under the Plan and each other incentive stock option granted to the Recipient under any other incentive stock option plan of the Company (and its parent and subsidiary corporations).

11.        Exercise of Option.  An Option may be exercised in accordance with its terms by written notice of intent to exercise the Option, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by (a) full payment for such shares in the form of check or bank draft payable to the order of the Company, or (b) certificates representing shares of the Stock with a current Market Value equal to the Option Price of the shares to be purchased, or (c) irrevocable instructions to a brokerage firm to sell a sufficient number of the Option Shares to generate the full exercise price plus all applicable withholding taxes and to pay over to the Company such proceeds of sale. Within 20 days thereafter, the Company shall deliver or cause to be delivered to the Recipient evidence of ownership of the number of shares then being purchased. Such shares shall be fully paid and nonassessable. If any law or applicable regulation of the Securities and Exchange Commission or other public regulatory authority shall require the Company or the Recipient to register or qualify under the Securities Act of 1933, as amended, any similar federal statute then in force or any state law regulating the sale of securities, any Option Shares with respect to which notice of intent to exercise shall have been delivered to the Company or to take any other action in connection with such shares, the delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action, which the Company shall take in good faith and without delay. All such action shall be taken by the Company at its own expense.

12.        Termination of Employment or Association.  In the event that the Recipient’s employment or association with the Company is terminated, whether voluntarily or by reason of dismissal or retirement, the

Option, to the extent exercisable at the date of termination, may be exercised by the Recipient within three months after he or she ceases to be an employee, director or consultant; provided, however, that in the case of the retirement of a Director who is not an employee of the Company, the option may be exercised by the Recipient within two years after the date of retirement, unless terminated earlier by its terms. In the event that the Recipient’s employment or association with the Company terminates as a result of the death or disability of the Recipient, the Option may be fully exercised by the Recipient or, in the event of the death of the Recipient by the person to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within two years after the date of termination, unless terminated earlier by its terms. Military or sick leave shall not be deemed a termination of employment provided that it does not exceed the longer of 90 days or the period during which the absent employee’s reemployment rights are guaranteed by statute or by contract. In the event that the Recipient’s employment or association with the Company terminates as a result of the death or disability of the Recipient or, in the case of a Director who is not an employee of the Company, as a result of the retirement of such Director, the exercisability of any Option not otherwise immediately exercisable in full held by such Recipient shall be accelerated and such Options shall be fully exercisable as of the date of termination.

13.        Transferability of Options.  Except as otherwise provided in this subsection, Options shall not be transferable, and no Option or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Recipient’s rights in any Option may be exercised during the life of the Recipient only by the Recipient or the Recipient’s legal representative. However, the Committee may, at or after the grant of a Nonstatutory Option, provide that such Option may be transferred by the Recipient to an immediate family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of an Option shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, “immediate family member” means an individual’s parents, siblings, spouse and issue, spouses of such issue and any trust for the benefit of, or the legal representative of, any of the preceding persons, or any partnership substantially all of the partners of which are one or more of such persons or the Recipient.

14.        Adjustment of Number of Option Shares.  In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and Option Price of shares subject to outstanding Options, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Option shall always be a whole number.

15.        Restricted Shares.  Each Restricted Share award shall be evidenced by a Restricted Share award agreement that shall specify the number of Restricted Shares awarded and such other provisions as the Board or Committee shall determine. The Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until satisfaction of the conditions as specified by the Board or Committee and set forth in the Restricted Share award agreement. All rights with respect to Restricted Shares granted to a Recipient under the Plan shall be available during his or her lifetime only to the Recipient. Recipients holding Restricted Shares may exercise full voting rights with respect to those Restricted Shares. Recipients holding Restricted Shares will receive such cash dividends paid with respect to the Restricted Shares as may be declared while they are so held. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Recipient is designed to comply with the requirements of the performance-based exception under Section 162(m) of the Code, the Board or Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the performance-based exception.

16.        Transferability.  The Recipient agrees that he or she will not transfer any of the Option Shares or Restricted Shares unless (i) such shares are registered under the provisions of the Securities Act of 1933, as amended, or (ii) at the request of the Company, the transferee represents, in form satisfactory to counsel for the Company, that he or she will not transfer, sell or otherwise dispose of the Option Shares at any time purchased by him or her in a manner which would violate the Securities Act of 1933, as amended (the “Act”), and the regulations of the Securities and Exchange Commission thereunder. The Recipient agrees that the Company may, at its discretion, make a notation on any certificates issued upon exercise of any portion of the Option to the effect that such certificate may not be transferred except after receipt by the Company of an opinion of counsel satisfactory to it to the effect that such transfer will not violate the Act and the regulations thereunder, and may issue “stop transfer” instructions to its transfer agent, if any, and make a “stop transfer” notation on its books as appropriate.

17.        Change of Control.

(a)    Vesting of Options.  In the event of a Change of Control, any Options outstanding as of the date such Change of Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.

(b)    Elimination of Restrictions.  In the event of a Change of Control, all restrictions with respect to all Restricted Shares outstanding as of the date such Change of Control is determined to have occurred shall be eliminated.

(c)    Change of Control Cash-Out.  During the 60-day period from and after a Change of Control (the “Exercise Period”), unless the Committee shall determine otherwise at the time of grant of an Option, each Recipient who is an employee or consultant of one or more of the Company and its subsidiaries shall have the right, whether or not the Option is fully exercisable and in lieu of the payment of the Option Price for the shares of Stock being purchased under the Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change of Control Price per share of Stock on the date of such election shall exceed the Option Price per share of Stock under the Option (the “Spread”) multiplied by the number of shares of Stock as to which the right granted under this Section 17 shall have been exercised. Notwithstanding the foregoing, if any right granted pursuant to this Section 17 would make a Change of Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Stock or other securities with a fair market value equal to the cash that would otherwise be payable hereunder.

(d)    Definition of Change of Control Price.  “Change of Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ National Market during the 60-day period prior to and including the date of a Change of Control or (ii) if the Change of Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Options, the Change of Control Price shall be in all cases the fair market value of the Stock on the date the right under Section 17(b) associated with such Incentive Option is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

(e)    Definition of Change of Control.  For purposes of the Plan, a “Change of Control” shall mean:

(i)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of Stock (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”);

provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (d) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 17; or

(ii)    Individuals who, as of September 12, 2001, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to September 12, 2001 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their immediately prior to such Corporate Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(iv)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

18.        Reservation of Stock.  The Company shall at all times reserve and keep available such number of shares of the Stock as will be sufficient to satisfy the requirements of this Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

19.        Limitation of Rights in the Option Shares.  A Recipient shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Option Shares except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefore and delivered to the Recipient. Any Stock issued pursuant to the Option shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Articles of Organization or the By-laws of the Company.

20.        Termination and Amendment of the Plan.  The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided that no modification shall be effective to increase the number of shares of Stock subject to the Plan or change the number or classification of employees eligible to receive Options until such modification is approved by the holders of a majority of the Company’s common stock represented in person or by proxy and voting at a meeting. No termination or amendment of the Plan may, without the consent of the Recipient to whom any Option shall theretofore have been granted, adversely affect the rights of such Recipient under such Option.

21.        Notices.  Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered in hand, if to the Company, to its Treasurer at University Avenue, Westwood, Massachusetts 02090 and, if to the Recipient, to the address as the Recipient shall last have furnished to the communicating party.

22.        Withholding; Notice of Disposition of Stock Prior to Expiration of Specified Holding Period.

(a)    Whenever shares are to be issued in satisfaction of an Option granted hereunder, the Company shall have the right to require the Recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares.

(b)    The Company may require as a condition to the issuance of shares covered by an Incentive Option that the party exercising such Option give a written representation to the Company which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she will report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any other available tax deduction, the Company shall have the right to require that the recipient remit to the Company an amount sufficient to satisfy those requirements; and the Company may require as a condition to the issuance of shares covered by an Incentive Option that the party exercising such option give a satisfactory written representation promising to make such a remittance.

Appendix B

Charter of the Audit Committee of the Board of Directors
Of
LTX Corporation

I.           Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities to its stockholders and to the investment community. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the Company’s internal and external audit process.

•	Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s business conduct guidelines.

II.          Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of Nasdaq. The Audit Committee shall be comprised of three or more directors as determined by the Board free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board on the recommendation of a nomination committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee should meet privately in executive session with management, the independent auditors, and as a committee to discuss any matters that the Committee or either of these groups believe should be discussed. In addition, the Committee will establish a communication process with management and the independent auditors.

B-1

III.          Audit Committee Responsibilities and Duties

Review Procedures

1.
Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2.
Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3.
In consultation with the management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses.

4.
At the Committee’s discretion and as required, it shall also review quarterly financial statements and review with management and the independent auditors any significant matters which arise out of the Company’s quarterly financial statements review based upon the auditors’ limited review procedures. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9).

Independent Auditors

5.
The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6.	Approve the fees and other significant compensation to be paid to the independent auditors.

7.
On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence and shall review a written statement from the auditors as to their independence.

8.	Review the independent auditors audit plan—discuss scope, staffing, locations, reliance upon management and general audit approach.

9.
Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

Other Audit Committee Responsibilities

11.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

12.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

13.	Periodically report to the Board of Directors on significant results of the foregoing activities.

B-2

PROXY

LTX CORPORATION

UNIVERSITY AVENUE
WESTWOOD, MASSACHUSETTS 02090
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Roger W. Blethen and Mark J. Gallenberger or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all of the shares of common stock of LTX Corporation held of record by the undersigned on October 23, 2002, at the annual meeting of stockholders to be held on December 10, 2002, and any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR PROPOSALS 1 AND 2.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes. However, you must sign and return this card to assure representation of your shares.

SEE REVERSE SIDE    CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE SIDE

LTX CORPORATION

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

Vote by Telephone It’s fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).	Vote by Internet It’s fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:	Follow these four easy steps:

1. Read the accompanying Proxy Statement/Prospectus and Proxy Card.	1. Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2. Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).	2. Go to the Website http://www.eproxyvote.com/ltxx

3. Enter your Voter Control Number located on your Proxy Card above your name.	3. Enter your Voter Control Number located on your Proxy Card above your name.

4. Follow the recorded instructions.	4. Follow the instructions provided.

Your vote is important! Call 1-877-PRX-VOTE anytime!	Your vote is important! Go to http://www.eproxyvote.com/ltxx anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

☒Please mark
      votes as in
      this example

PLEASE MARK, SIGN, DATE AND RETURN THIS FORM OF WRITTEN CONSENT PROMPTLY, USING THE ENCLOSED ENVELOPE. The Board of Directors recommends that stockholders consent to Proposals No. 1 and 2.

1. To elect three members to the Board of Directors to serve for three-year terms as Class I Directors.	FOR AGAINST ABSTAIN ☐ ☐ ☐

Nominees: (01) Richard S. Hill, (02) Stephen M. Jennings and (03) Robert E. Moore	2. To approve the amendment to the LTX Corporation 2001 Stock Plan.

FOR WITHHELD ALL ☐ ☐ FROM ALL NOMINEES NOMINEES	3. To transact such other business as may properly come before the meeting and any adjournments thereof.

☐ ___________________________________ For all nominees except as noted above

MARK HERE FOR ADDRESS CHANGE ☐ AND NOTE AT LEFT

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature: ______________________ Date: _________ Signature: ______________________ Date: _________